BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: TREX Acquisition Corp. Entity or Nevada Business Identification Number (NVID): NV20081659660
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	[X] Certificate to Accompany Restated Articles or Amended and Restated Articles [ ] Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. [X] Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	[ ] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) [ ] incorporators [ ] board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	[X] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%
	[ ] Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ____ Jurisdiction of formation: ____ Changes to takes the following effect: [ ] The entity name has been amended. [ ] Dissolution [ ] The purpose of the entity has been amended. [ ] Merger [ ] The authorized shares have been amended. [ ] Conversion [ ] Other: (specify changes) ____ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☒ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (1) The Entity name has been amended to T-REX Acquistion Corp. (attach additional page(s) if necessary)
6. Signature: (Required)	X /s/ Frank Horkey — President Signature of Officer or Authorized Signer — Title X ____________ — ____________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

(2) The number of authorized shares was increased from 150,000,000 to 350,000,000 at par value $.0001. (3) A new class of 20,000,000 blank check preffered shares at par value $.001, was authorized. (4) A change of registered agent from Sierra Corporate Services to Shawn Perez Esq.
AMENDMENTS TO ANNUAL REPORT
(1) Michael Christiansen, a Nevada resident, was appointed to the Board of Directors by a mojority vote of the stockholders. (2) Michael Christiansen was elected to Secretary/Treasurer by the Board of Directors. (3) Frank Horkey was reappointed as director by a majority vote of the stockholders. (4) Frank Horkey was elected Chairmand of the Board and President by the Board of Directors.

This form must be accompanied by appropriate fees.

TREX ACQUISITION CORP

AMENDMENTS TO ARTICLES OF INCORPOATION

1. The entity name has been amended to read T-REX Acquisition Corp.
2. The number of authorized shares was increased from 150,000,000 to 350,000,000 common shares par value $.0001.
3. A new class of 20,000,000 blank check preferred shares was authorized par value $.001.
4. A change of registered agent from Sierra Corporate Services to Shawn Perez Esq.

TREX ACQUISITION CORP

AMENDMENTS TO ANNUAL REPORT

1. Michael Christiansen, a Nevada resident, was appointed to the Board by a majority vote of the stockholders.

2. Michael Christiansen was elected Secretary/Treasurer by the Board of Directors.

3. Frank Horkey was reappointed as director by a majority vote of the stockholders.

4. Frank Horkey was elected Chairman of the Board and President by the Board of Directors.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of represented entity: T REX Acquisition Corp. Entity or Nevada Business Identification Number (NVID): NV20081659660 (for entities currently on file)
2. Registered Agent Acceptance:	☒ Registered Agent Acceptance
3. Information Being Changed:	Statement of Change takes the following effect: (select only one) ☐ Appoints New Agent (complete section 5) ☒ Update Represented Entity Acting as Registered Agent (complete sections 5) ☐ Update Registered Agent Name (complete sections 4 & 5) ☐ Update Registered Agent Address (complete sections 4 & 5)
4. Registered Agent Information Before the Change: (Non-commercial registered agents ONLY)	Sierra Corporate Services Name of Registered Agent OR Title of Office or Position with Entity 100 West Libertuy Street 10th Fl (Street Address) / Reno (City) / Nevada / 89501 (Zip Code) Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___
5. Newly Appointed Registered Agent or Registered Agent Information After the Change:	☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title or position and address below) Shawn Perez Esq. Name of Registered Agent OR Title of Office or Position within Entity 7121 W. Craig Rd #113-38 (Street Address) / Las Vegas (City) / Nevada / 89129 (Zip Code) Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___
6. Electronic Notification: (Optional)	Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only: shawn711@comcast.net
7. Certificate of Acceptance of Appointment of Registered Agent: (Required)	*I hereby accept appointment as Registered Agent for the above named Entity.* X /s/ Shawn Perez — Date: 8/1/2022 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity**
8. Signature of Represented Entity: (Required)	X /s/ Frank Horkey — Date: 8/1/2022 **Authorized Signature On Behalf of the Entity**

FEE: $60.00

This form must be accompanied by appropriate fees.